UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2019

ProLung, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38362	20-1922768
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

350 W. 800 N. Suite 214
Salt Lake City, Utah	84103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(801) 736-0729

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01. Regulation FD Disclosure.

On October 3, 2019, the Company issued a press release, entitled “ProLung, Inc. Announces Large Clinical Validation Trial Results of 84% sensitivity and 74% specificity” related to the announcement of clinical trial results, a copy of which is filed as Exhibit 99.1 to this Current Report.

The information contained in this Item 7.01 and in the attached Exhibit 99 is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not deemed incorporated by reference by any general statements incorporating by reference this Current Report or future filings into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference. By filing this Current Report and furnishing this information, the Company makes no admission or statement as to the materiality of any information in this Current Report that is required to be disclosed solely by reason of Regulation FD.

Item 8.01 Other Events

On October 3, 2019, ProLung, Inc. (“ProLung” or the “Company”) and its long-time partner ProLung China (a Delaware, USA-based company), both whom are focused on reducing the time to diagnosis for lung cancer patients, proudly announced today the results of a large clinical validation trial on its ProLung Test™ led by Professor Chunxue Bai at Fudan University. The study was sponsored by ProLung China and executed by its subsidiary, ProLung Biotech Wuxi, under the supervision of a Clinical Research Organization (CRO). In the study of 486 subjects with 418 effective, the ProLung Test returned results of 84% sensitivity, 74% specificity, 79% Positive Predictive Value (PPV) and 81% Negative Predictive Value (NPV).

The ProLung Test’s performance from this clinical trial are the highest combined sensitivity and specificity values for a truly non-invasive solution that is pursuing FDA clearance for a lung cancer diagnostic that the Company is aware of. Furthermore, the ProLung Test is the only predictive analytic utilizing bioconductance in lung cancer. These trial results, along with the results of a soon to be started repeatability study, will underpin a future FDA de novo submission.

Item 9.01. Exhibits.

(d) Exhibits

ProLung, Inc. Press Release dated [October 3, 2019], exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProLung, Inc.

Dated: October 3, 2019	By:	/s/ Jared Bauer
Jared Bauer, interim Chief Executive Officer